UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

interCLICK, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141141	01-0692341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South Suite 908-909 New York, NY	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 722-6260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 26, 2008, in exchange for the payment of $650,000, we issued Barry Honig, a member of our board of directors and our co-chairman, a promissory note in the principal sum of $650,000 (the “Honig Note”). In addition, on September 26, 2008, in exchange for the payment of $650,000, we issued GRQ Consultants, Inc. 401(k), an entity controlled by Barry Honig, a promissory note in the principal sum of $650,000 (the “GRQ Note” and together with the Honig Note, the “Notes”). Each Note bears interest at the rate of 6% per annum and matures on December 31, 2008. In the event of a default under the Notes, (i) the Notes retroactively bear interest at the rate of 24% per annum from their issuance date and (ii) we will be required to pay $20,000 to each of Barry Honig and GRQ Consultants, Inc. 401(k) upon such event of default and on each 30-day anniversary thereof to pay down amounts owed under the Notes. Should we sell any shares of Options Media Group Holdings, Inc., a Nevada corporation, held by us on September 26, 2008 (the “OMG Stock”) to a third party while either of the Notes is outstanding, the proceeds from any such sale shall be used to pay down amounts owed under the Notes. In addition, so long as the Notes are outstanding, we are restricted from incurring any liens or indebtedness without the prior consent of Barry Honig and GRQ Consultants, Inc. 401(k).

In connection with the Notes, on September 26, 2008, we entered into a Stock Pledge Agreement with Barry Honig and GRQ Consultants, Inc. 401(k) (the “Pledge Agreement”) pursuant to which we granted Barry Honig and GRQ Consultants, Inc. 401(k) a first priority security interest in the OMG Stock (together with all cash dividends, stock dividends, interest, profits, premiums, redemptions, warrants, subscription rights, options, substitutions, exchanges and other distributions now or hereafter made on such stock and all cash and non-cash proceeds thereof) to secure repayment of the Notes.

A portion of the proceeds from the issuance of the Notes was used to satisfy, in full, our obligations under that certain senior secured promissory note, originally issued by us to Longview Marquis Master Fund, L.P. in the initial principal amount of $4,388,889.

The Honig Note, the GRQ Note and the Pledge Agreement are attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of the documents and agreements described.

Item 8.01. Other Events.

On October 1, 2008, we issued a press release announcing that on September 26, 2008 we satisfied, in full, our obligations under that certain senior secured promissory note, originally issued by us to Longview Marquis Master Fund, L.P. in the initial principal amount of $4,388,889. A copy of the press release, dated October 1, 2008, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index were filed as exhibits to the Form 8-K.

Exhibit No.	Description
10.1	$650,000 Promissory Note to GRQ Consultants, Inc. 401(k), dated September 26, 2008.
10.2	$650,000 Promissory Note to Barry Honig, dated September 26, 2008.
10.3	Stock Pledge Agreement by and between interCLICK, Inc. and GRQ Consultants, Inc. 401(k) and Barry Honig, dated September 26, 2008.
99.1	Press Release dated October 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2008

interCLICK, Inc.

By:	/s/ David Garrity
David Garrity
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	$650,000 Promissory Note to GRQ Consultants, Inc. 401(k), dated September 26, 2008.
10.2	$650,000 Promissory Note to Barry Honig, dated September 26, 2008.
10.3	Stock Pledge Agreement by and between interCLICK, Inc. and GRQ Consultants, Inc. 401(k) and Barry Honig, dated September 26, 2008.
99.1	Press Release dated October 1, 2008